NON-SALES PERSONNEL
EMPLOYMENT, INVENTION ASSIGNMENT, NON-SOLICITATION, & CONFIDENTIALITY AGREEMENT

THIS EMPLOYMENT, INVENTION ASSIGNMENT, NON-SOLICITATION, & CONFIDENTIALITY AGREEMENT ("Agreement") is made and entered into effective on the March 10, 2014 by and between GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia Corporation with its principal office located in Fairfax County, Virginia ("Employer"), and Dan Fraser ("Employee").

RECITALS:

WHEREAS, Employer is in the business of selling and reselling telecommunications, information, and ancillary services, including private data transmission lines (the "Services"); and

WHEREAS, Employer desires to employ the Employee, and the Employee is willing to be employed by the Employer, on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the recitals set forth above, which are hereby incorporated by reference herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Employment: The Employer hereby employs the Employee, and the Employee hereby accepts employment upon the terms and conditions of this Agreement.

2. Duties: Employee's position is as Vice President, Controller. Employee’s duties shall include such tasks as may be assigned to Employee from time to time. During employment, the Employee shall use all diligence to faithfully work for the Employer, and to promptly do and perform any and all things pertaining to the Employer's affairs as may be directed. During employment, the Employee may be assigned to other positions, or such other tasks and duties as Employer shall determine from time to time.

3. Compensation:

a. Compensation. Employee's compensation shall be paid at the rate of $175,000 per annum, with an expectation of Employee working forty (40) hours per week. It is expressly understood that the statement of compensation in terms of "per month" or "per annum" shall not be deemed to imply any particular term of employment.

b. Withholding. The Employer shall withhold from the Employee's compensation all sums required by federal, state and local laws, including taxes and social security, and all other sums as the Employee and Employer may agree upon.

c. Leave and benefits. Employee will be eligible for annual leave, medical and hospitalization insurance, and such other benefits as are generally available to other non-

executive employees, on the same terms and subject to the same conditions as those benefits are provided for or made available to other employees, and as modified from time to time by the Employer in its sole discretion.

4. Term: The term of this Agreement shall begin on the date set forth above and shall continue until terminated as herein provided. Each party to this Agreement acknowledges, understands, and agrees that employment is at-will, i.e, either the Employer or Employee may, at any time and for any reason or no reason, terminate the employment relationship. Notwithstanding the termination of employment, this Agreement shall remain a valid and enforceable contract between the parties, and the provisions of Paragraphs 7, 8, 9 and 10 below shall expressly survive termination of employment, except as otherwise provided herein.

5. Extent of Services: Employee shall devote his best efforts and full time and attention to the performance of his duties hereunder.

6. Working Facilities: The Employee shall be furnished with appropriate working facilities and tools, which Employer believes necessary for the proper performance of his duties.

7. Definitions: For the purposes of this Agreement, the following definitions shall apply:

a. "Work Product" shall mean all documentation, spread sheets, market data, market descriptions, software, investment models, planning forms, creative works, computer programs and information created, in whole or in part, by Employee during Employee's employment by Employer, whether or not otherwise copyrightable or patentable.

b. "Confidential Information" shall mean all of the following information, whether or not reduced to writing, whether or not patentable or protectable by copyright, which the Employee receives, receives access to, conceives, or develops, in whole or in part, directly or indirectly, in connection with Employer, or through use of, or access to, Employer's facilities or resources:

(1) all application, operating system, data base, communication and other computer software, whether now or hereafter existing, developed for use on any system, all modifications, enhancements, and versions and all available options, and all future products developed or derived therefrom;

(2) source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts, and related documentation and manuals;

(3) production processes, marketing techniques and arrangements, contemplated products and services, mailing lists, pricing policies, quoting procedures, financial information, business plans, names and requirements of Customers and Prospective Customers (as herein defined), employee, supplier and distributor data, financial and asset allocation data of Employer's Customers and Prospective Customers, and the particular requirements of the

Employer's Customers and Prospective Customers, and other materials or information relating to Employer's business and activities and the manner in which Employer does business;

(4) discoveries, concepts, and ideas including, without limitation, the nature and results of research and development activities, processes, formulas, technical data, inventions, computer related equipment or technology, techniques, know how, designs, drawings and specifications;

(5) any other materials or information related to the business or activities of Employer which are not generally known to others engaged in similar businesses or activities; and

(6) all ideas which are derived from or relate to the Employee's access to or knowledge of any of materials or information described in this Paragraph 7.

(7) all information relating to any proprietary technology, including but not limited to software, developed and used by the Employer in the provision of any telecommunications, information, or ancillary services to its customers, or proprietary technology in various stages of research and development, which information is not generally known to the public and/or within the telecommunications and/or information services industry, or any trade in which Employer competes (such as know-how, Inventions, design specifications, algorithms, technical formulas, engineering data, benchmark test results, search engines, Internet and e-commerce tools, methodologies, procedures, techniques, and information processing processes) and the physical embodiments of such information in any tangible form (such as drawings, specification sheets, design notes, source code, object code, HTML code, XML code, scripts, applets, load modules, schematics, flow charts, logic diagrams, procedural diagrams, coding sheets, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written or machine-readable manuals, proposals and any other written or machine readable expressions of such information as are fixed in any tangible media).

Employer's failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information.

The term "Confidential Information" shall not include information which is or becomes publicly available without breach of (i) this Agreement, (ii) any other agreement to which Employer is a party or beneficiary, or (iii) any duty owed Employer by the Employee or any third party; provided that, if the Employee desires to use any information for any reason, he/she bears the burden of proving that such information has become publicly available without any such breach.

c. "Customer" shall mean any entity or person for whom the Employer has provided for a fee, any telecommunications, information, or ancillary service any time within two (2) years of the date of termination of Employee's employment with Employer.

d. "Prospective Customer" shall mean any person or entity for whom the Employer, with the material participation of the Employee, seeks or has sought to provide for a fee by verbal or written bid or offer, any telecommunications, information, or ancillary service at any time during the one (1) year prior to the date of termination of Employee's employment with Employer.

e. "Solicitation" shall mean directly or indirectly, as principal or an employee, agent, contractor, owner, joint venturer, or investor, providing any telecommunications, information, or ancillary service for or entering into or performing any contract or agreement of any kind to provide any telecommunications, information, or ancillary service, in any state or county where the Employer currently is, or has the ability to become, capable of providing telecommunications, information, or ancillary services, with or for, any Customer or Prospective Customer, or soliciting any such work, contract, or agreement from any Customer or Prospective Customer, except on behalf of Employer. The parties understand and agree that the foregoing definition is intended to cover solicitation of and/or provision of any telecommunications, information, or ancillary services for Customers and/or Prospective Customers and is not a covenant not to compete.

f. “Invention” shall mean all inventions, developments, improvements, formulas, concepts, designs, original works of authorship, processes, compositions of matter, computer software programs, Internet products and services, e-commerce products and services, and related products and services, databases, mask works, and trade secrets that Employee makes or conceives or first reduces to practice or creates, either alone or jointly with others, during the period of his/her employment with Employer, whether or not in the course of my employment, and whether or not such inventions are patentable, copyrightable or protectible as trade secrets.

8. Non-Solicitation of Customers and Prospective Customers/Disclosure of Information/Covenant Not To Disclose Proprietary Information:

a. The parties hereto recognize that Employee's knowledge and skill are a material factor in inducing the Employer to enter into this Agreement. Further, in the course of his or her employment, and because of the nature of his/her responsibilities, Employee has acquired, or will acquire, and will continue to acquire Confidential Information, as defined in this Agreement, and trade secrets with regard to the Employer's business operations. In addition, Employee may develop on behalf of the Employer, a personal acquaintance with some of the Employer's Customers and Prospective Customers. As a consequence, Employee will occupy a position of trust and confidence with respect to the Employer's business affairs and its services. In view of the foregoing and as a material inducement to Employer to enter into this Agreement, and in consideration of the remuneration paid and to be paid to Employee, Employee agrees that it is reasonable and necessary for the protection of the good will and business of the Employer that the Employee make the covenants contained in subparagraphs b through j below regarding the conduct of Employee during and after his/her employment relationship with the Employer, and that the Employer be compensated as set forth herein if Employee engages in conduct prohibited thereby.

b. Employee agrees that during his/her employment he shall not, directly or indirectly, engage in Solicitation.

c. Employee agrees for a period of one (1) year after the termination of his employment for any reason, not to, directly or indirectly, engage in Solicitation.

d. Employee covenants and agrees that he shall not, at any time during or after his employment by Employer, directly or indirectly, disclose, divulge, reveal, report, publish, transfer, or use, for any purpose, any information which has been obtained by or disclosed to Employee as a result of his employment by Employer, including, without limitation, any Confidential Information.

e. Employee agrees that any and all of the Employer's Confidential Information, which includes the matters contained in subparagraph 7(a) above, including all intellectual property rights therein, shall be and shall remain the sole and exclusive property of the Employer.

f. Employee agrees that during his employment and for a period of one (1) year after the termination of his employment for any reason, he will not directly or indirectly, on his own behalf or on behalf of any other person, firm, corporation or entity, induce, solicit or encourage any employee of the Employer to leave the employ of Employer.

g. In the event of a breach or threatened breach of this Agreement by Employee, Employer shall be entitled, in addition to all other legal and equitable remedies otherwise available to Employer, to an injunction, enjoining and restraining such breach or threatened or intended breach, and the Employee hereby consents to the issuance thereof forthwith in any court of competent jurisdiction without proof of specific damages without posting any bond or security.

h. The prevailing party shall be entitled to reasonable attorneys’ fees incurred by that party in connection with any litigation associated with this provision.

i. If any court should hold any part of the covenants set forth herein to be unreasonable, or otherwise unenforceable, the parties expressly agree that the covenants set forth herein shall be enforced to the extent that would otherwise be deemed reasonable or enforceable.

j. Employee acknowledges that the covenants in this Paragraph 8 have a unique, very substantial, and immeasurable value to the Employer. Employee further acknowledges and agrees to the reasonableness of the covenants set forth herein and the reasonableness of the geographic area and duration of time which are a part of this Agreement. Employee also acknowledges and agrees that these covenants will not impair him/her from becoming gainfully employed, or otherwise earning a livelihood following termination of employment with the Employer for any reason.

9. Ownership of Work Product and Information:

a. Employee covenants and agrees that all right, title, and interest in all Inventions, Work Product, and Confidential Information, including all intellectual property rights therein, including patents, copyrights, and trademarks, shall be and shall remain the exclusive property of Employer; provided that the foregoing shall not apply to any information for which no equipment, supplies, facility or Confidential Information of Employer was used, which was developed entirely on Employee's own time, and which does not (i) relate to the business of

Employer or to Employer's actual or demonstrably anticipated research or development, or (ii) result from any work performed by Employee for Employer.

b. Employee shall immediately disclose to Employer all Inventions and Work Product, developed in whole or in part by the Employee during his/her employment by Employer (collectively the "Developed Information"), and assign to Employer any right, title and interest which he or she may have in the Developed Information. The Employee agrees to execute (i) any document or instrument requested by Employer, both during and after his employment, to vest Employer with all ownership rights in the Developed Information, including, but not limited to, all papers and documents necessary or advisable for the preparation, prosecution, procurement and maintenance of trademark, copyright and/or patent applications and trademarks, copyrights and/or patents of the United States of America and foreign countries for such work product to which Employer is entitled as above provided, and (ii) any and all proper documents as shall be required or necessary to vest title in Employer to such work product and all trademark, copyright, and patent applications and trademarks, copyrights and patents pertaining thereto. It is understood that all expenses in connection with such trademarks, copyrights, and patents and all applications related thereto shall be borne by Employer, but Employer shall be under no obligation to protect by trademark, copyright, patent, or otherwise any such work product except at its own discretion and to such extent as Employer shall deem desirable. With respect to Developed Information, (i) as to that Developed Information which falls within the designation of "work made for hire" as defined in 17 U.S.C. §101, the copyright and all other rights, title, and interest in and to such Developed Information shall be solely, completely, and exclusively for Employer, and (ii) as to that Developed Information which does not constitute "work made for hire", the copyright and all other rights, title, and interest in and to such Developed Information shall be deemed to be irrevocably assigned and transferred completely and exclusively by the Employee to Employer pursuant to this Agreement.

10. Materials: All notes, data, tapes, reference items, sketches, drawings, memoranda, records, and any other documents or materials relating in any way to the Confidential Information or Developed Information, belong exclusively to Employer, and Employee agrees to deliver all such documents and/or materials which are in the Employee's possession or under the Employee's control at the request of the Employer, or, in the absence of such a request, upon termination of employment.

11. Termination: This Agreement shall be deemed terminated upon the occurrence of any of the events set forth in (a), (b), and (c).

a. Employee's Employment may be terminated by Employer as follows:

(1) With Cause: Employer may immediately upon the provision of notice, at any time, terminate Employee's employment for cause, which shall specifically include, but is not limited to, (i) engaging in Solicitation, (ii) material breach of this Agreement, or (iii) criminal conduct. Upon such termination for cause, Employer shall have no further obligation hereunder to the Employee.
a.Without Cause: Employer may, at any time, terminate Employee's employment without cause for any reason or no reason, upon two (2) weeks' notice to Employee.

b. Employee's Employment may be terminated by Employee, at any time without cause, for any reason or no reason, upon two (2) weeks' notice to Employer.

a.This Agreement shall terminate upon the death or disability of Employee.

a.No compensation, commission or residual payment shall be payable to the Employee upon termination of employment for any reason.

a.The provisions of Paragraphs 7, 8, 9 and 10 hereof shall expressly survive termination of employment and/or termination of this Agreement, for whatever reason, by either party, except wherein Employee terminates this Agreement with cause.

12. Mandatory Arbitration: In consideration of the Employer’s willingness to hire Employee and the wages and benefits to be paid to Employee, Employee agrees that (except as provided expressly in this Agreement) any and all claims, disputes, and disagreements relating to his/her recruitment, employment with, or termination of employment from the Employer or any of its affiliates shall be pursued through the escalation to the Employer’s President. If such escalation does not result in a prompt and mutually acceptable resolution of the matter or if the escalation procedure is not applicable to the particular situation, Employee further agrees, by his/her signature below, to submit the claim, dispute, and/or disagreement (except for claims made by Employer pursuant to subparagraph 8(g) or any claim, dispute, or disagreement relating in any manner to sales commissions or sales-related compensation and disputes arising under Paragraph 8 hereof) to binding arbitration in accordance with the rules of the American Arbitration Association, and that these are the sole, exclusive, and final means for resolution of any claims. By signing this Agreement, Employee acknowledges, understands, and agrees that any dispute arbitrated will be heard solely by an arbitrator, and not by a court, and that Employee is waiving his/her right to trial by jury and Employee agrees that no demand, request, or motion will be made for trial by jury. Employee further agrees that this agreement to arbitrate any employment-related claim, dispute, or disagreement (except for claims made by Employer pursuant to subparagraph 8(g) or any claim, dispute, or disagreement relating to a sales commission or sales-related compensation and disputes arising under Paragraph 8 hereof), is governed by the Federal Arbitration Act, and fully enforceable. Employee’s agreement to allow all claims, disputes, and disagreements to be arbitrated shall cover all matters directly or indirectly related to Employee’s recruitment, employment with, or termination of employment by the Employer or any of its affiliates; including, without limitation, all claims involving laws against discrimination whether brought under federal, state, and/or local law, any claim in tort or contract, claims involving co-employees, claims involving wage payment, or collections matters (excluding claims made by Employer pursuant to subparagraph 8(g) or any dispute, claim, or collections matter relating to a sales commission payment or sales-related compensation and disputes arising under Paragraph 8 hereof), or any other claim under any federal, state, or local law, regulation, or ordinance regarding employment, but excluding Worker's Compensation claims. To the extent federal law so requires, nothing herein shall be construed to preclude Employee from filing charges with the National Labor Relations Board or engaging in concerted or other activity protected by the National Labor Relations Act. The right to a trial, and to a trial by jury, is of value. EMPLOYEE MAY WISH TO

CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. IF SO, EMPLOYEE IS ENCOURAGED TO TAKE A COPY OF THIS AGREEMENT WITH HIM/HER FOR FURTHER REVIEW. HOWEVER, EMPLOYEE WILL NOT BE OFFERED EMPLOYMENT BY THE EMPLOYER UNTIL THIS AGREEMENT IS FULLY EXECUTED BY EMPLOYEE AND THE EMPLOYER.

13. Subsequent Employment: Employee agrees that prior to accepting employment with another employer, Employee will disclose the existence of this Employment Agreement in writing to such employer, shall provide a copy of the provisions of paragraphs 7, 8, 9 and 10 to such employer and shall notify Employer of such disclosure.

14. Previous Employment: Employee warrants and represents to the Employer as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his/her obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his/her obligations hereunder, will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which the Employee is party or by which he/she may be bound or subject; (iii) Employee is not a party to any instrument, agreement, document, arrangement, or other understanding with any person (other than the Employer) requiring or restricting the use or disclosure of confidential information or the provision of any employment, consulting or other services; and (iv) Employee will not bring to the Employer or use in the performance of his/her duties for the Employer any documents, materials, or intangibles of a former employer or third party that are the confidential or proprietary information of the former employer or third party and cannot be legally disclosed to the Employer.

15. Cumulative Rights: All of the rights and remedies of the parties hereto shall be cumulative with, and in addition to, any other rights, remedies or causes of action allowed by law or equity and shall not exclude any other rights or remedies available to either of the parties hereto.

16. Miscellaneous:

a. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if (i) sent by registered or certified mail to his/her last known residence in the case of the Employee, or to the principal office in the case of the Employer, or (ii) hand delivered to the intended party and written evidence thereof is obtained. Notwithstanding the foregoing, no notice shall be deemed insufficient if (i) the party for whom such notice is intended admits to its receipt, or (ii) receipt by the party for whom such notice is intended is otherwise proven.

b. Waiver of Breach: The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

a.Governing Law and Forum: This Agreement shall be construed and administered in accordance with the laws of the Commonwealth of Virginia. The parties hereto agree and stipulate that this Agreement shall be deemed to have been entered into in the

Commonwealth of Virginia. Any claim or cause of action arising out of or connected with this Agreement shall be brought in either the U.S. District Court for the Eastern District of Virginia (provided that a proper basis for jurisdiction exists) or the Circuit Court of Fairfax County, Virginia, and the parties hereto consent to submit to the personal jurisdiction of such courts, and waive all objections to such jurisdiction and venue.

d. Determination of Gross Margin. For all purposes hereunder, the Employer shall determine the gross margin with regard to any sales transaction for the purpose of calculating any commissions, residuals and/or overrides or other compensation, and the Employer’s determination shall be binding on the parties.

e. Assignment: This Agreement, being for personal services, may not be assigned by Employee. The rights and obligations of Employer under this Agreement may be assigned, and shall inure to the benefit, and shall be binding upon, the successors and assigns of the Employer.

f. Severability: In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall continue in full force and effect.

g. Singular and plural, genders: The singular shall be substituted for the plural, and any gender or the neuter for any other gender, as appropriate.

h. Construction: This Agreement shall be interpreted in accordance with its plain meaning, and the rule that ambiguities shall be construed against the drafter of the document shall not apply in connection with the construction or interpretation hereof.

i. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

j. Entire Agreement: This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All prior promises, understandings, discussions, and/or agreements are merged herein. This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

k. Employee's Acknowledgement: Employee acknowledges that this Agreement has been prepared on behalf of Employer by counsel to Employer. Employee acknowledges that he/she has had the opportunity to seek independent legal advice with regard to his/her rights and obligations under this Agreement.

IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written to this EMPLOYMENT, INVENTION ASSIGNMENT, NON-SOLICITATION, & CONFIDENTIALITY AGREEMENT.

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.,

By:____________________________________
General Counsel

_________________________________

Print Name

By:____________________________________
Dan Fraser

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Print Name